FIRST AMENDMENT TO
EMPLOYMENT AGREEMENT

This First Amendment to Employment Agreement (the "First Amendment") is entered into by and between Thomas M. Vertin ("Employee") and Pacific Mercantile Bank (the "Company") as of May 20 2015.

RECITALS

A. On September 24, 2012, Employee and the Company entered into that certain Employment Agreement (the "Agreement") with respect to the service of Employee as President of the Commercial Banking Division of the Bank. All capitalized terms used in this First Amendment shall have the same meanings as set forth in the Agreement.

B. The Company and the Employee desire, by this First Amendment, to amend the Agreement to allow for an extension of the Term of the arrangement provided for in the Agreement.

AGREEMENT

IT IS HEREBY AGREED, on the basis of the foregoing facts and for valuable consideration, the receipt and adequacy of which are hereby acknowledged, as follows:

1. **Term**: Paragraph 3 – The provisions of this section be and it hereby is replaced in its entirety with the following:

   "Employee's employment with the Bank under this Agreement shall commence on September 24, 2012 (the "Effective Date") and shall continue for an initial period of three (3) consecutive years and, an additional period of one (1) year thereafter, subject, however, to prior termination of this Agreement as hereinafter provided (the "Term")."

2. **Ratification.** Except as specifically amended or modified herein, each and every term, covenant, and condition of the Agreement as amended hereby is ratified and shall remain in full force and effect.

IN WITNESS WHEREOF, Employee and Company have executed this First Amendment as of the date first set forth above.

"Employee" **THOMAS M. VERTIN**	**"Company"** **PACIFIC MERCANTILE BANK**
[signature]	By: [signature] Steven K. Buster Chief Executive Officer
Date: May 20, 2015	Date: 5/20/15